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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


                                     AMONG

                        GOLF SOCIETY INTERNATIONAL, INC.


                                      AND

                            VISUAL DATA CORPORATION




                                January 10, 2002






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                            STOCK PURCHASE AGREEMENT

         This Agreement entered into on January 10, 2002, by and among GOLF SOCIETY INTERNATIONAL, INC., a Nevada corporation (the "Buyer"), and VISUAL DATA CORPORATION (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         The Seller owns all of the outstanding capital stock of Golf Society of the U.S., Inc., a Florida corporation (the "Target").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Target in return for the Buyer's Note.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.

                  "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(a).

                  "BUYER" has the meaning set forth in the preface above.

                  "BUYER NOTE" has the meaning set forth in ss.2(b) below.

                  "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

                  "CLOSING" has the meaning set forth in ss.2(d) below.


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                  "CLOSING DATE" has the meaning set forth in ss.2(d) below.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in ss.4 below.

                  "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

                  "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "FINANCIAL STATEMENT" has the meaning set forth in ss.4(g) below.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.


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                  "INCOME TAX" means any federal, state, local, or foreign
income tax, including any interest, penalty, or addition thereto, whether disputed or not.

                  "INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

                  "INDEMNIFIED PARTY" has the meaning set forth in ss.8(d) below.

                  "INDEMNIFYING PARTY" has the meaning set forth in ss.8(d) below.

                  "KNOWLEDGE" means actual knowledge without independent investigation.

                  "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in ss.4(g) below.

                  "MOST RECENT FISCAL MONTH END" has the meaning set forth in ss.4(g) below.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with part custom and practice.

                   "PARTY" has the meaning set forth in the preface above.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "PURCHASE PRICE" has the meaning set forth in ss.2(b) below.

                  "REPORTABLE EVENT" has the meaning set forth in ERISA ss.4043.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable [or for taxes that the taxpayer is contesting in good faith through appropriate proceedings], (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other


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liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SELLER" has the meaning set forth in the preface above.

                  "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "TARGET" has the meaning set forth in the preface above.

                  "TARGET SHARE" means any share of the Common Stock, par value $.0001 per share, of the Target.

                  "THIRD PARTY CLAIM" has the meaning set forth in ss.8(d) below.

         2.       PURCHASE AND SALE OF TARGET SHARES.

                  (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of its Target Shares for the consideration specified below in this ss.2.

                  (b) PURCHASE PRICE. The Buyer agrees to pay to the Seller at the Closing (the "Purchase Price") by delivery of a convertible promissory note (the "Buyer Note") in the form of Exhibit A attached hereto in the aggregate principal amount of $6,500,000.

                  (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Atlas Pearlman, P.A. in Fort Lauderdale, Florida, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"); PROVIDED, HOWEVER, that the Closing Date shall be no later than January 31, 2002.

                  (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.7(b) below,
(iii) the Seller will deliver to the Buyer stock certificates representing all of its Target Shares, endorsed in blank or accompanied by


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duly executed assignment documents, and (iv) the Buyer will deliver to the
Seller the consideration specified in ss.2(b) above.

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

                  (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to himself or itself, except as set forth in Annex I attached hereto.

                           (i) ORGANIZATION OF CERTAIN SELLER. The Seller is
duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                           (ii) AUTHORIZATION OF TRANSACTION. The Seller has
full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (iii) NONCONTRAVENTION. Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws or
(B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

                           (iv) BROKERS' FEES. The Seller has no liability or
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                           (v) INVESTMENT. The Seller (A) understands that the
Buyer Note and shares of Buyer's common stock to be issued upon conversion have not been, and




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will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Note and shares of Buyer's common stock to be issued upon conversion solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note and shares of Buyer's common stock to be issued upon conversion.

                           (vi) TARGET SHARES. The Seller holds of record and
owns beneficially all of the number of Target Shares set forth in ss.4(b), free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

                  (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)), except as set forth in Annex II attached hereto.

                           (i) ORGANIZATION OF THE BUYER. The Buyer is a
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                           (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full
power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Pledge Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Pledge Agreement constitute the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.


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                           (iii) NONCONTRAVENTION. Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                           (iv) BROKERS' FEES. The Buyer has no liability or
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                           (v) INVESTMENT. The Buyer is not acquiring the Target
Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                           (vi) CAPITALIZATION. The entire authorized capital
stock of the Buyer consists of 10,000,000 Buyer common shares and 1,000,000 shares of Buyer's preferred stock, of which 1,000,000 Buyer common shares and 1,000,000 preferred shares are issued and outstanding. All of the issued and outstanding Buyer Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

                           (vii) BUYER SHARES. The shares of Buyer's common
stock issued to Seller as part of the Purchase Price and, when issued, will be validly issued, fully paid and nonassessable, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and State Securities Laws).

         4. REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET AND ITS SUBSIDIARIES. The Seller represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULE").


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                  (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of
the Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target. The Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Target and its Subsidiaries.

                  (b) CAPITALIZATION. The entire authorized capital stock of the Target consists of 100 Target Shares, all of which are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

                  (c) NONCONTRAVENTION. To the Knowledge of the Seller, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or charge, of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest] would not have a material adverse effect on the financial condition of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Seller, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. [Any consents].


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                  (d) BROKERS' FEES. The Target does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) TITLE TO TANGIBLE ASSETS. The Target and its Subsidiaries have good title to, or a valid leasehold interest in, the material tangible assets they use regularly in the conduct of their businesses.

                  (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 2000, for the Target; and (ii) unaudited consolidated balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the months ended September 30, 2001 (the "Most Recent Fiscal Month End") for the Target and its Subsidiaries. The Financial Statements (including the note thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods.

                  (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Target. Without limiting the generality of the foregoing, since that date the Target has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

                  (h) LEGAL COMPLIANCE. To the Knowledge of the Seller, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Target.

                  (i) TAX MATTERS. Except as set forth on the Seller Disclosure
Schedule:

                           (i) Since December 31, 2000 the Target has filed all
Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.


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                           (ii) None of the Target and its Subsidiaries has
waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                  (j)      REAL PROPERTY.

                           (i) Target owns no real property.

                           (ii) 4(k)(ii) of the Disclosure Schedule lists all
real property leased or subleased to the Target. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in ss.4(k)(ii) of the Disclosure Schedule (as amended to date). To the Knowledge of the Seller, each lease and sublease listed in ss.4(k)(ii) of the Disclosure
Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                  (k) INTELLECTUAL PROPERTY. Section 4(l) of the Disclosure
Schedule identifies each patent or registration which has been issued to the Target with respect to any of its intellectual property, identifies each application for registration which the Target has made with respect to any of its intellectual property, and identifies each mutual license or mutual agreement, which the Target has granted to any third party with respect to any of its intellectual property.

                  (l) CONTRACTS. Section 4(m) of the Disclosure Schedule lists all written contracts and other written agreements to which any of the Target and its Subsidiaries is a party the performance of which will involve consideration in excess of $30,000.00. The Seller has delivered to the Buyer a correct and complete copy of each contract or other agreement listed in ss.4(m) of the Disclosure Schedule (as amended to date).

                  (m) LITIGATION. Section 4(n) of the Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target.

                  (n) EMPLOYEE BENEFITS. Section 4(n) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Target and its Subsidiaries maintains or to




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which any of the Target and its Subsidiaries contributes. All contributions
(including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (o)      ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                           (i) To the Knowledge of the Seller, the Target is in
compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of the Target.

                           (ii) To the Knowledge of the Seller, the Target has
not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Target or its Subsidiaries or their facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of the Target.

                           (iii) Thisss.4(o) contains the sole and exclusive
representations and warranties of the Seller with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

                  (b) NOTICES AND CONSENTS. The Seller will cause each of the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents in connection with the matters referred to in ss.4(c) above. Each of the Parties will (and the Seller will cause each of the Target and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(ii) and ss.4(c) above.


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                  (c) OPERATION OF BUSINESS. The Seller will not cause the
Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

                  (d) FULL ACCESS. The Seller will permit, and the Seller will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from the Seller, and the Target, in the course of the reviews contemplated by this ss.5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller, and the Target, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.]

                  (e) NOTICE OF DEVELOPMENTS.

                           (i) The Seller may elect at any time to notify the
Buyer of any development causing a breach of any of the representations and warranties in ss.4 above. Unless the Buyer has the right to terminate this Agreement pursuant to ss.9(a)(ii) below by reason of the development and exercises that right within the period of 10 business days referred to in ss.9(a)(ii) below, the written notice pursuant to this ss.5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in ss.4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                           (ii) Each Party will give prompt written notice to
the others of any material adverse development causing a breach of any of his or its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(e)(ii), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

                  (f) EXCLUSIVITY. The Seller will (and the Seller will not cause or permit the Target to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that the Seller, the Target, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other


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manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below).

                  (b) BUYER NOTE AND COMMON STOCK. Each Buyer Note and shares of stock issued thereunder will be imprinted with a legend substantially in the following form:

         This security was originally issued on ____, 2002, and has not been registered under the Securities Act of 1933, as amended.

                  (c) BOARD REPRESENTATION. At Closing, Buyer shall appoint a representative of Seller to its Board of Directors. If Buyer's Board has more than five directors, Seller shall be entitled to two board seats. Buyer covenants to appoint Seller directors so long as the Buyer Note remains outstanding.

         7.       CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth
inss.3(a) andss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Seller shall have performed and complied
with all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment,
order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Seller shall have delivered to the Buyer a
certificate to the effect that each of the conditions specified above inss.7(a)(i)-(iii) is satisfied in all respects;

                           (v) all authorizations, consents, and approvals
referred to in ss.3(a)(ii),ss.3(b)(ii), andss.4(c ) above shall have been obtained; and

                           (vi) all actions to be taken by the Seller in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth
inss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Buyer shall have performed and complied with
all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any injunction, judgment,
order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;


                           (iv) the Buyer shall have delivered to the Seller a
certificate to the effect that each of the conditions specified above inss.7(b)(i)-(iii) is satisfied in all respects;

                           (v) all other authorizations, consents, and approvals
of governments and governmental agencies referred to inss.3(a)(ii),ss.3(b)(ii), andss.4(c) above shall have been obtained;

                           (vi) the Buyer shall have at least $500,000 in
unrestricted cash available and will make its best efforts to raise another $1.0 million in additional equity or debt through a public or private offering;


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



                           (vii) the Buyer shall have paid the Purchase Price
and delivered the Buyer Notes; and

                           (viii) all actions to be taken by the Buyer in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

         8.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller contained in ss.4 above shall survive the Closing hereunder (unless the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter. All of the representations and warranties of the Parties contained in ss.3 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. In the event the Seller breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.10(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but EXCLUDING any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused by the breach; PROVIDED, HOWEVER, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Seller contained in ss.4 above: (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000.00 aggregate deductible (after which point the Seller will be obligated only to indemnify the Buyer from and against further such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds a $3,000,000.00 aggregate ceiling (after which point the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences).

                  (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to ss.10(h) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but EXCLUDING any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) caused [proximately] by the breach.

                  (d) MATTERS INVOLVING THIRD PARTIES.

                           (i) If any third party shall notify any Party (the
"Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly (and in any event within [five business days] after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

                           (ii) Any Indemnifying Party will have the right at
any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice [reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party].

                           (iii) Unless and until an Indemnifying Party assumes
the defense of the Third Party Claim as provided in ss.8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

                           (iv) In no event will the Indemnified Party consent
to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties.

                  (e) OFFSET. Notwithstanding anything to the contrary contained in this Section 8, Buyer agrees that any claim it may have for Adverse Consequences under this Agreement shall first be offset against either the shares of Buyer's common stock issued to Buyer as part of the Purchase Price of the Buyer Note. Upon final determination of a claim for Adverse Consequences, Buyer shall notify Seller of the final amount of such claim and Seller shall, within five business days thereafter, repay such claim or alternatively, advise Buyer whether the offset shall occur against the Buyer Note. In the event of an offset against the common stock, the shares shall be valued at the closing price of Buyer's common stock for the five trading days prior to the final determination of the claim. In the event of an offset against the Buyer Note, is against the principal amount thereof in inverse order of maturity.

         9.       TERMINATION.

                  (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                           (i) the Buyer and the Seller may terminate this
Agreement by mutual written consent at any time prior to the Closing;

                           (ii) the Buyer may terminate this Agreement by giving
written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous [5 business days] given the Buyer any notice pursuant to ss.5(e)(i) above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Target and its Subsidiaries taken as a whole;

                           (iii) the Buyer may terminate this Agreement by
giving written notice to the Requisite Seller at any time prior to the Closing
(A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in ss.4 above) in any material respect, the Buyer has notified the Requisite Seller of the breach, and the breach has continued without cure for a period of [10 days] after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           (iv) the Seller may terminate this Agreement by
giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of [10 days] after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

                  (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

         10.      MISCELLANEOUS.

                  (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.





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



                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

IF TO THE SELLER:                   COPY TO:

Visual Data Corporation             Atlas Pearlman, P.A.
1291 Southwest 29th Avenue          350 East Las Olas Boulevard, Suite 1700
Pompano Beach, FL 33069             Fort Lauderdale, FL 33301
Attention: Randy S. Selman          Attention: Joel D. Mayersohn, Esq.

IF TO THE BUYER:                    COPY TO:

Golf Society International, Inc.

----------------------------------

----------------------------------

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

                  (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or




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



enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) EXPENSES. Each of the Buyer, and the Target, will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Target will also bear all of the Seller's costs and expenses (including all of their legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                     GOLF SOCIETY INTERNATIONAL, INC.

                                     By:
                                        ---------------------------------------
                                     Title:
                                        ---------------------------------------

                                     VISUAL DATA CORPORATION

                                     By:
                                        ---------------------------------------
                                     Title:
                                        ---------------------------------------







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